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                             [LOGO] Sempra Energy
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                           [LOGO] Sempra Energy(SM)



                                  Dick Farman
                               Chairman and CEO


                                  Steve Baum
                       Vice Chairman, President and COO


                               January 26, 2000
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                             Safe Harbor Statement

This teleconference script contains statements that are not historical fact and constitute "foward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It has not been judicially determined that the safe harbor provided by Section 21E of the Exchange Act applies to forward-looking statements in a presentation by an issuer regarding the issuer's business which also contains information relating to a tender offer. Some sentences may receive the benefit of the safe harbor, while others may not. When we use words like "believes," "expects," "anticipates, "intends," "plans," estimates," "may," "should" or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Foward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions that could cause the Company's future results to differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the Company's ability to control or predict. These statements are necessarily based upon various assumptions involving judgments with respect to the future. These risks and uncertainties, include among others: national, international, regional and local economic, competitive and regulatory conditions and developments; capital market conditions, inflation rates and interest rates; energy markets, including the timing and extent of changes in commodity prices; weather conditions; business, regulatory and legal decisions; the pace of deregulation of retail natural gas and electricity delivery; technological developments; the timing and success of business development efforts; and other uncertainties, all of which are difficult to predict and many of which are beyond the Company's control. These risks and uncertainties are further discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.
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Sempra Energy

  Summary of Today's Transaction



   . Repurchase of up to 15% of shares outstanding in a Dutch Auction Tender at a premium to yesterday's close

   . The tender will be financed with a combination of senior debt and trust preferred securities

   . Reduction of annual dividend rate from $1.56/share to $1.00/share, or 36%

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Sempra Energy

   Summary of Today's Transaction



      .  Transaction offers return of capital to shareholders

      .  'A' credit rating confirmed

      . Dividend reduction provides additional financial flexibility and brings payout ratio in line with peers
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                         Current Financial Objectives


        Objectives                                         Status (Pre-transaction)
        ----------                                         ------------------------
 . Grow earnings per share by
  5%-6% per year                        (right arrow)        Achieved in 1999

 . New business lines collectively
  profitable during 2000                (right arrow)        Achieved one year early
                                                             during 1999

 . 1/3 of consolidated earnings from
  unregulated lines of business by      (right arrow)        On target to achieve
  the end of 2003

 . Maintain strong credit ratings        (right arrow)        A (S&P, D&P)
                                                             A2 (Moody's)

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                            Enhanced Strategic and
                             Financial Objectives


 . Focus strategies to create stronger growth and returns

 . Accelerated our evolution into a more flexible, competitive energy services company

 . Provide financial flexibility to invest in higher growth energy businesses

 . Provide dividend payout consistent with mix of delivery and growth businesses and with peers
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                            Enhanced Strategic and
                             Financial Objectives


 . Grow earnings per share an average of 8%-10% over the next three years

 . Provide one-third of consolidated earnings from unregulated businesses by the end of 20003

 . Maximize use of our current strong balance sheet while maintaining strong investment grade credit ratings
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                             Business Descriptions
                                and Strategies
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                              Sempra's Businesses



              -------------                         -------------
                  Retail                               Trading

              -------------                         -------------



    ------------                                              -----------------
      Delivery             [LOGO] Sempra Energy/SM/             International
      Services
    ------------                                              -----------------



              --------------                       --------------
                Technology                           Generation
                 Ventures
              --------------                       --------------
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                               Delivery Services

 . Continue California utilities as the foundation

 . Focus on superior delivery services

 . Aggressively pursue cost reduction initiatives

 . Promote competitive markets in California and elsewhere
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                                 International


 . Integrate energy service offerings in Mexico

 . Build on delivery businesses in South America

 . Develop gas distribution in Nova Scotia
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                                Energy Trading

    . Continue to build our energy trading and marketing capabilities throughout
      North America and Europe

    . Continue disciplined approach

    . Integrate trading and marketing skills into other core strategies
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                                    Retail


     . Integrate and expand existing commercial and industrial products and services

     . Build on Energy America business and brand for the mass market
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                                  Generation

      .  Build or acquire generation to support retail business

      .  Focus in select regions
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                              Technology Ventures

 . Develop technology-based ventures to enhance our retail strategy

    o Soliance Networks

    o Convergence of communications and energy businesses - Sempra
      Communications

    o Web technology
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                                    Summary


 . Up to 15% of common shares repurchased

 . Dividend payout aligned with strategy and consistent with peers

 . A new earnings per share growth rate objective of 8%-10%

 . Strong cash flow generation

 . Focus on increasing shareholder value
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                           [LOGO] Sempra Energy/SM/
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                                                                       EXHIBIT D

                                 SEMPRA ENERGY

EARNINGS PER SHARE (Unaudited)

                                           Three Months Ended                           Twelve Months Ended
                                               December 31                                  December 31
                                           1999            1998         Change          1999           1998          Change
-----------------------------------------------------------------------------------------------------------------------------
Utility Operations
   SoCalGas                               $  0.25        $  0.18        $  0.07        $  0.85        $  0.81        $  0.04
   SDG&E                                     0.14           0.21          (0.07)          0.81           0.93          (0.12)
 Parent & Non-Utility Operations             0.05          (0.01)          0.06           0.06          (0.14)          0.20
                                          -------        -------        -------        -------        -------        -------
Earnings Per Share
   Before Business-Combination Costs         0.44           0.38           0.06           1.72           1.60           0.12
Business-Combination Costs                     -           (0.02)          0.02          (0.06)         (0.36)          0.30
                                          -------        -------        -------        -------        -------        -------
Reported Earnings Per Share, (Diluted)    $  0.44        $  0.36        $  0.08        $  1.66        $  1.24        $  0.42
                                          =======        =======        =======        =======        =======        =======

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



FINANCIAL HIGHLIGHTS (Unaudited)

                                                         Three Months Ended              Twelve Months Ended
                                                             December 31                     December 31
                                                         1999            1998          1999           1998
--------------------------------------------------------------------------------------------------------------
Capital Expenditures (in millions)
   SoCalGas                                              $  40          $  51          $   146        $   135
   SDG&E                                                 $  80          $  67          $   245        $   227
Weighted Average Rate Base (in millions)
   SoCalGas                                                  -              -          $ 2,466        $ 2,604
   SDG&E                                                     -              -          $ 2,333        $ 2,623
Authorized Return on Rate Base
   SoCalGas                                                  -              -             9.49%          9.49%
   SDG&E                                                     -              -             9.05%          9.35%
Authorized Return on Common Equity
   SoCalGas                                                  -              -            11.60%         11.60%
   SDG&E                                                     -              -            11.10%         11.60%
Achieved Return on Common Equity (annualized)*
   SoCalGas                                                  -              -            15.21%         14.14%
   SDG&E                                                     -              -            15.70%         17.51%

*Excluding business-combination costs

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